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Exhibit 5.1

CONSENT OF INDEPENDENT REGISTERED CHARTERED ACCOUNTANTS

        We hereby consent to the incorporation by reference in this Registration Statement on Form F-10 of our report dated February 29, 2008 except as to Notes 24 and 25 which are as of October 8, 2008 relating to the consolidated financial statements of BFI Canada Income Fund, which is filed herewith as Exhibit 4.3. We hereby also consent to the incorporation by reference in this Registration Statement on Form F-10 of our report dated August 25, 2008 except as to Notes 5 and 6 which are as of October 8, 2008 relating to the balance sheet of 1768248 Ontario Limited, which is filed herewith as Exhibit 4.11.

Toronto, Ontario	/s/ Deloitte & Touche LLP
October 17, 2008	Independent Registered Chartered Accountants Licensed Public Accountants

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  Exhibit 5.1
CONSENT OF INDEPENDENT REGISTERED CHARTERED ACCOUNTANTS